Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement including the Release in Exhibit A hereto (“Agreement”) is entered into as of June 20, 2013 (“Effective Date”) between OPTi Inc., a California corporation (“Company” or “OPTi”), and Bernard T. Marren (“Executive”).

Whereas, the Company and the Executive entered into an Employment Agreement, dated as of November 27, 2007 (“Prior Agreement”);

Whereas, a Change of Control of the Company (as defined in the Prior Agreement) occurred on September 12, 2012, as previously announced by the Company;

Whereas, the Company and Executive desire to enter into this Amended and Restated Employment Agreement on the terms set forth below; and

Whereas, the Company and Executive intend that this Amended and Restated Employment Agreement shall fully and completely supersede all other written and/or oral agreements between them.

Now Therefore, in consideration of the terms and conditions set forth in this Agreement, the sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Position. The Company will employ Executive at the Company’s headquarters in Los Altos, California, and Executive will serve the Company as its Chief Executive Officer. Executive will also be appointed as a member of Company’s Board of Directors (“Board”). Executive will report directly to the Board. Unless otherwise requested in writing by the Board, on or before Executive’s employment termination date, Executive shall resign from the Board and deliver to the Board a letter confirming Executive’s resignation from the Board.

2. Duties. Executive shall have overall day-to-day management responsibility for the Company, including without limitation, those duties and responsibilities as may from time to time be assigned to Executive by the Board.

3. Service. Executive shall devote the equivalent of three full work days each week to the business and affairs of the Company. While Executive is employed by the Company, Executive shall not directly or indirectly engage, invest or participate in any business that is competitive in any manner with the business of the Company. Executive’s non-OPTi-related activities (x) shall not interfere with or conflict in any way with Executive’s responsibilities to the Company and (y) shall be secondary to Executive’s Company responsibilities. Executive may join the board of directors or advisory boards of other entities only with the consent of the Board, which consent shall not be unreasonably withheld. Executive shall comply with and be bound by the Company’s operating policies, procedures and practices that are from time to time in effect during the term of Executive’s employment.

4. At Will Employment. Executive’s employment is at will. Executive’s employment is terminable by either the Company or Executive at any time, with or without Cause (as defined below), for any reason or no reason, and with or without notice.

5. Executive’s Representations. Executive represents and warrants that Executive is free to enter into and fully perform this Agreement and the agreements referenced in this Agreement without breach or violation of any agreement or contract to which Executive is a party or by which Executive is bound. Executive further represents and warrants that Executive has had an opportunity to fully discuss and review the terms of this Agreement with an attorney of Executive’s choosing. Executive represents and warrants that he has carefully read this Agreement, understands the contents of this Agreement, and freely and voluntarily agrees to all of the terms and conditions of this Agreement.

6. Compensation and Benefits.

6.1 Base Salary. The Company shall pay Executive an annual salary (“Base Salary”) of One Hundred Seventy Three Thousand Two Hundred Thirty-Two Dollars ($173,232) per year, or in the event Executive works part of a year, a pro rata amount of the Base Salary. Executive’s Base Salary will be payable as earned in equal installments in accordance with the Company’s customary payroll practice.

6.2 Discretionary Bonus. Executive is eligible for a yearly discretionary bonus (“Discretionary Bonus”) of up to twenty percent (20%) of Executive’s Base Salary. The payment of any Discretionary Bonus is at the sole discretion of the Board. The Board will determine whether it will pay a Discretionary Bonus for the applicable year based on the Board’s view of the Company’s progress on its intellectual property strategy for the applicable year.

6.3 Shareholder Return Bonus.

(a) Executive will receive a bonus (“Shareholder Return Bonus”) equal to three percent (3%) of the VIA Net Proceeds. “VIA Net Proceeds” shall mean the amount payable to the Company with respect to its pending litigation against VIA Technologies, Inc. (the “VIA Litigation”), whether such amount is payable pursuant to judgment, settlement, licensing, or otherwise, less any and all taxes and litigation fees and costs associated therewith and whether such amount is received before or after termination without Cause, termination for Good Reason, death or Disability.

(b) Executive shall be paid the Shareholder Return Bonus on the later of January 1, 2014 or within (i) thirty (30) days of the Company’s receipt of the VIA Net Proceeds if such VIA Net Proceeds consist solely of cash or (ii) within ninety (90) days of the Company’s receipt of the VIA Net Proceeds if such VIA Net Proceeds consist of any non-cash consideration, and will be based on the fair market value of such non-cash consideration. In the event that the VIA Net Proceeds consist of non-cash consideration, then the Company, in its sole and absolute discretion, may pay the Shareholder Return Bonus (x) in non-cash consideration received by the Company or (y) in cash equal to the fair market value of the non-cash consideration on the date the Shareholder Return Bonus is paid to Executive. All fair market value determinations shall be made by the Board based on reasonable market analysis, and the Board’s fair market determination shall be final, binding and conclusive. Executive shall not be paid the Shareholder Return Bonus unless and until the Company actually receives the VIA Net Proceeds.

(c) Notwithstanding any other term in this Agreement, Executive’s right to receive a Shareholder Return Bonus terminates on Executive’s termination for Cause or without Good Reason.

6.4 Medical Premium Payment. The Company will reimburse Executive for the monthly medical insurance premiums incurred by Executive, providing that monthly reimbursement payments under this Section 6.4 will be capped at twice the monthly premium reimbursement payment paid to Executive in the month immediately preceding the Effective Date.

6.5 Additional Benefits. Executive will be eligible to participate in the Company’s employee benefit plans of general application as they may exist on the Effective Date in accordance with the rules established for individual participation in any such plan and applicable law. Executive will receive such other benefits, including vacation, holidays, any 401(k) matching payments, and sick leave, as Company generally provides to its employees holding similar positions as that of Executive. The Company, in the Board’s sole discretion, may change or otherwise modify the benefits offered in this Agreement in the reasonable course of the Company’s business.

7. Definitions.

7.1 Cause. For purposes of this Agreement, “Cause” shall mean (i) Executive is convicted of or pleas nolo contendere or guilty to any felony or any misdemeanor involving moral turpitude; (ii) Executive engages in conduct that constitutes gross neglect resulting in significant and demonstrable economic harm to the Company or gross misconduct resulting in significant and demonstrable economic harm to the Company; (iii) an act of personal dishonesty by Executive in connection with Executive’s responsibilities as an employee and intended to result in substantial personal enrichment of Executive; (iv) Executive’s material breach of Executive’s PIIA; and, (v) following delivery to Executive of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that Executive has not substantially performed Executive’s duties, continued violations by Executive of Executive’s obligations to the Company; provided, however, that failure of Executive to achieve certain results, such as the Company’s business plan, that is not the result of Executive’s dereliction of duty shall not constitute “Cause.” With respect to curable actions or curable failures to act, Executive’s employment shall not be terminated for “Cause” for (ii) above unless written notice stating the basis for the termination is provided to Executive, and Executive is given thirty (30) days after receipt of the notice to cure the neglect or conduct that is the basis of the claim.

7.2 Disability. For purposes of this Agreement, “Disability” shall mean that the Executive has been unable to perform Executive’s duties as an employee of the Company (or any subsidiary thereof that employs the Executive at such time) and such inability is determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (the agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company (or any subsidiary of the Company that employs the Executive at the time) of its intention to terminate the Executive’s employment.

7.3 Good Reason. For purposes of this Agreement, “Good Reason” shall mean a Post-Litigation Resignation (as defined below), or without Executive’s written consent: (i) any material reduction by the Board in Executive’s authority, duties or responsibilities (but excluding a reduction in the number of work days set forth in Section 3 above); (ii) any material reduction in Executive’s base salary, Discretionary Bonus opportunity or Shareholder Return Bonus opportunity; or (iii) the failure of any successor-in-interest to assume all of the obligations of the Company under this Agreement. Notwithstanding any other term in this Agreement, Good Reason shall not exist unless Executive terminates Executive’s employment after thirty (30) days written notice by Executive to the Company which describes the basis for Executive’s reasonable belief that the Company has caused the events listed in (i) – (iii) above, and the Company has not cured the listed events. If the Company cures, Good Reason shall not exist.

7.4 Post-Litigation Resignation. For purposes of this Agreement, “Post-Litigation Resignation” shall mean, after the conclusion of the VIA Litigation and receipt by the Company of the VIA Net Proceeds, Executive’s resignation from the Company.

8. Expenses. The Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with the Company’s business, provided that the expenses are in accordance with applicable policy set by the Board and are properly documented and accounted for in accordance with the policy of the Company and with the requirements of the United States Internal Revenue Service.

9. Transition Period. Upon Executive’s Post-Litigation Resignation, and for a period of twenty four (24) months thereafter, Executive agrees to make himself available to assist the Company as reasonably requested by the Board. Executive will be paid a reasonable hourly consulting fee as mutually agreed by Executive and the Company.

10. Proprietary Rights. Executive reconfirms Executive’s acceptance of and that he continues to be fully bound by the Proprietary Information and Inventions Agreement, which Executive entered into on May 18, 1998 (“PIIA”). The PIIA remains in full force and effect and shall survive the termination of Executive’s employment and/or service to the Company.

11. Indemnification Agreement. The Company and Executive shall enter into an indemnification agreement substantially similar to or the same as the indemnification agreement, if any, the Company enters into with other members of the Company’s Board.

12. Release. Concurrently with the execution of this Agreement, Executive shall execute a release in substantially the form attached hereto as Exhibit A.

13. Termination of Employment and Separation Benefits.

13.1 The Company’s Termination of Executive for Cause or Executive’s Termination Without Good Reason. In the event that Executive’s employment is terminated by the Company for Cause or Executive terminates Executive’s employment without Good Reason, Executive shall receive only payment for work performed until Executive’s termination and accrued but unused vacation time in accordance with California law. Executive shall receive no additional payments or benefits from the Company.

13.2 Company’s Termination of Executive Without Cause or Executive’s Termination for Good Reason.

(a) If Executive is terminated by the Company without Cause, or Executive terminates Executive’s employment for Good Reason, whether or not Executive signs a release, Executive shall receive payment for work performed until Executive’s termination and accrued but unused vacation time in accordance with California law.

(b) The separation benefits described in this subsection are in addition to the payments described in Section 13.2(a) above and are contingent on Executive entering into a release which shall be in a form substantially similar as Exhibit B attached hereto. If Executive does not enter into such release, Executive shall not receive any of the benefits set forth in this Section 13.2(b) and Executive’s termination shall be deemed to be a termination by Executive without Good Reason. In addition to the payments described in Section 13.2(a) above and contingent on Executive entering into a release, if Executive is terminated without Cause, or Executive terminates Executive’s employment for Good Reason, then the Company shall pay Executive, in one lump sum on the later of January 1, 2014 or the effective date of the release agreement the following payments: (i) one year of Executive’s then current Base Salary; (ii) the Discretionary Bonus, if any, Executive received in the immediately preceding year; (iii) the Shareholder Return Bonus if Executive is entitled to receive such bonus pursuant to Section 6.3 above; and (iv) the aggregate medical premium reimbursements payments Company made to Executive over the preceding twelve (12) months.

13.3 Termination of Executive’s Employment for Death or Disability. Executive’s employment will automatically terminate upon Executive’s death or Executive’s Disability. In the event of Executive’s death or Executive’s Disability, Executive, or as applicable, Executive’s estate or Executive’s heirs, shall be entitled to receive (i) payment for work Executive performed until Executive’s termination and accrued but unused vacation time, if any, in accordance with California law; (ii) one year of Executive’s then current Base Salary; (iii) the Discretionary Bonus, if any, Executive received in the immediately preceding year; (iv) the Shareholder Return Bonus if Executive is entitled to receive such bonus pursuant to Section 6.3 above; and (v) the aggregate medical premium reimbursements payments Company made to Executive over the preceding twelve (12) months.

13.4 Limit to Benefits. Notwithstanding any other term in this Agreement, Executive shall not receive any post-termination payments of any kind arising out of or related to funds, money or any other benefits, received by the Company from any or all entities against which the Board had not voted to proceed as of Executive’s employment termination date. Except as specifically set forth in this Agreement, Executive shall receive no other benefits of any kind from the Company.

14. Internal Revenue Code Section 409A. Notwithstanding any other term in this Agreement, any payments to be made to Executive under this Agreement will not be paid during the six (6) month period following Executive’s termination of employment if the Company determines, in its reasonable and good faith judgment, that paying the amounts during the six (6) month period following Executive’s termination of employment will cause Executive to incur an additional tax under Section 409A of the U.S. Internal Revenue Code of 1986, as amended. If the payment of any amounts is delayed as a result of this Section 14, the delayed payments shall be paid to Executive in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s employment termination. Thereafter, if Executive is entitled to further payments, the remaining payments will resume in accordance with the schedule set forth in this Agreement.

15. Internal Revenue Code Section 280G. In the event that the separation and other benefits provided for in this Agreement or otherwise payable to Executive constitute “parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code and will be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, then the Executive shall receive that payment and/or those benefits in an amount which results in the largest after tax payment and/or after tax benefits to Executive.

16. Withholding. All sums payable to Executive under this Agreement shall be subject to all federal, state, local and other withholding and similar taxes required by applicable law to be withheld by the Company.

17. Arbitration. Executive and the Company shall submit all claims arising out of or relating to this Agreement to mandatory and exclusive binding arbitration before JAMS. The arbitration shall be conducted by JAMS in Santa Clara County, California, before a single neutral arbitrator experienced in executive employment disputes involving technology companies and in accordance with the JAMS rules then applicable for executive employment disputes and arbitrations. The parties may conduct only essential discovery prior to the arbitration hearing, as permitted by the JAMS arbitrator. The arbitrator shall issue a written decision which contains the findings and conclusions on which the decision is based. Judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction. EXECUTIVE AND COMPANY UNDERSTAND AND AGREE THAT BY SIGNING THIS AGREEMENT, THEY ARE FOREVER RELINQUISHING, WAIVING AND GIVING UP THEIR RIGHT TO A TRIAL BY JURY. The arbitrator shall award costs and reasonable legal fees to the prevailing party. The Executive shall bear only those costs of arbitration Executive would otherwise bear had Executive brought a claim covered by this Agreement in court. Notwithstanding the other terms of this Section 17, the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining injunctive and/or equitable relief from a court having jurisdiction over the parties or from appealing a mistake of law by the arbitrator in any such court.

18. Assignment. This Agreement and all rights under this Agreement are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights, together with its obligations under this Agreement at any time, provided that any assignee assumes the Company’s obligations under this Agreement.

19. Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the provision, to the extent allowable by law, shall be modified by the arbitrator or court so that it becomes enforceable in a way that is closest to the original intent of the parties and, as modified, shall be enforced as any other provision in this Agreement. If the arbitrator or court is unable to modify the provision in a way that makes it enforceable, then the provision shall have no force and effect. Whether or not the provision found to be invalid or unenforceable is modified or eliminated, all other terms of the Agreement shall remain in full force and effect.

20. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations under this Agreement shall in no way affect the right to require performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of any preceding or succeeding breach of a provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom the waiver is sought to be enforced.

21. Amendment. This Agreement may be further amended only by an agreement in writing signed by both parties to this Agreement.

22. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by facsimile, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. The notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (l) day after sending if sent by express courier, to the following addresses, or other addresses as any party shall notify the other party of in writing:

If to Company:	OPTi Inc.
One First Street, Suite 14
Los Altos, CA 94022
Attn: Chairman of the Board
Facsimile: (650) 213-8551

If to Executive:	Bernard T. Marren

23. Binding Nature. This Agreement shall be binding on, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties to this Agreement. Executive hereby waives any and all rights that he may have had under his Prior Agreement, and by signing below intends to be bound and to bind his successors to such waiver in all respects.

24. Headings. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

25. Entire Agreement. This Agreement and documents specifically referenced in this Agreement supersede and cancel any and all previous oral and written agreements, contracts, arrangements or understandings between the parties and constitute the entire and only agreement and understanding between the parties.

26. Governing Law. This Agreement is entered into in the State of California. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to California’s choice of law principles. The parties are deemed to have played an equal role in drafting this Agreement. No draft of this Agreement shall be taken into account in construing or interpreting this Agreement.

27. Counterparts. This Agreement may be executed by facsimile or by signing, scanning and emailing and in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Company and Executive execute this Agreement as of the date first above written.

OPTI INC.

By	/s/ Salvatore Muoio	/s/ Bernard T. Marren
Name:	Salvatore Muoio	BERNARD T. MARREN
Title:	Chairman

EXHIBIT A

RELEASE

This Release (“Release”) dated June 20, 2013 is made by Bernard T. Marren, an individual (“Marren”).

1. Marren is party to that certain Employment Agreement dated November 27, 2007 (the “Prior Agreement”) between Marren and OPTi Inc. (the “Company”).

2. Pursuant to the terms of the Prior Agreement, certain provisions of the Prior Agreement would be triggered upon a Change of Control of the Company (as defined in the Prior Agreement).

3. A Change of Control of the Company occurred on September 12, 2012.

4. Marren and the Company are party to that certain Amended and Restated Employment Agreement dated as of the date hereof (the “New Agreement”). The New Agreement fully and completely supersedes all other written and/or oral agreements between Marren and the Company, including but not limited to the Prior Agreement.

5. Marren hereby for himself, his affiliates, heirs, agents, attorneys, successors and assigns, absolutely, irrevocably, unconditionally and completely, fully and forever, releases the Company and its respective principals, shareholders, managers, officers, directors, employees, agents, attorneys, predecessors, legal successors and assigns from and against any and all claims, obligations, suits, judgments, debts, damages, rights, causes of action and liabilities, whether known or unknown, whether arising in the past or in the future, that relate in any way to the Change of Control, the Prior Agreement, his employment with the Company or his position as a director of the Company.

6. If and to the extent it applies to this Release, Marren expressly waives the protection of California Civil Code Section 1542, which states:

General release; extent.

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

7. All matters relating to or arising out of this Release shall be governed by and construed and interpreted under the laws of the State of California without regard to conflicts of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, this Release is executed as of the date set forth above.

/s/ Bernard T. Marren
BERNARD T. MARREN

EXHIBIT B

GENERAL RELEASE

This General Release (“Release”) is made by Bernard T. Marren, an individual (“Marren”).

1. Marren is party to that certain Amended and Restated Employment Agreement dated June     , 2013 (the “Agreement”) between Marren and OPTi Inc. (the “Company”).

2. Pursuant to the Agreement, Marren will receive certain benefits if his employment with the Company is terminated without Cause or for Good Reason (as defined in the Agreement) provided Marren enters into this Release.

3. Marren’s employment with the Company was terminated without Cause or for Good Reason on                     , 20    .

4. Marren hereby for himself, his affiliates, heirs, agents, attorneys, successors and assigns, absolutely, irrevocably, unconditionally and completely, fully and forever, releases the Company and its respective principals, shareholders, directors, officers, employees, contractors, agents, predecessors, legal successors and assigns from any and all claims, obligations, suits, judgments, debts, damages, rights, causes of action and liabilities, whether known or unknown, whether arising in the past or in the future, including without limitation any claims for damages or other relief which arise out of or relate to Marren’s employment by the Company or the termination of such employment.

5. Marren further agrees that this Release constitutes a waiver and release of any and all claims which would otherwise be preserved by section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

6. All matters relating to or arising out of this Release shall be governed by and construed and interpreted under the laws of the State of California without regard to conflicts of laws principles.

IN WITNESS WHEREOF, this Release is executed as of the date set forth below.

Dated:             , 20

Bernard T. Marren